Exhibit 3.1.119

WEST VIRGINIA

ARTICLES OF INCORPORATION

of

The Greg Michals Company

The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article I Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.	The undersigned agree to become a West Virginia corporation by the name of The Greg Michals Company (The name of the corporation shall contain one of the words “corporation,” “company,” “Incorporated “limited” or shall contain an abbreviation of one of such words: (531-1-11. W. Va. Code)

2.	A. The address at the physical location of the principal office of the corporation will be 760 Lynnhaven Parkway, Suite 104 street, in the city, town, or village of Virginia Beach, County of N/A . State of Virginia, Zip Code 23452. The mailing address of the above location, if different, will be same

B. The address at the physical location or the principal place of business in West Virginia of the corporation, if different than the above address, will be 1062 Charleston Town Center Street, in the city, town or village of Charleston , Kanawha County, West Virginia, Zip Code 25389 . The mailing address of the above location, if different, will be same

3.	This corporation is organized as:

A. Non-stock, non-profit                 .

Or

B. Stock, for profit X , and the aggregate value of the authorized capital stock

of said profit corporation will be     $5,000 dollars, which shall be divided into

                                                     (no. of shares)

5,000 shares of the par value of $1.00 dollars each.

                                                     (or state “without par value,” if applicable)

(if the shares are to be divided into more than one class of if the corporation is to issue shares in any preferred or special class in series , additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code § 11-12-78)

4.	The period of duration of the corporation, which may be perpetual, is Perpetual

5.	The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is(are) as follows:

To engage in any lawful acts or activity for which a corporation may be incorporated under the West Virginia Corporation Law.

6.	The provisions for the regulation of the internal affairs of the corporation, which the incorporation elect to set forth in the articles of incorporation, are as follows:

None

7.	The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

No holder of any class or series of stock shall have the preemptive rights to acquire unissued shares of any class or series of stock of the corporation.

8.	The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the Zip code, and the number of shares subscribed for by each is(are) as follows:

NAME	ADDRESS	Number of Shares (optional)
Pamela J. Piscatelli	Kaufman & Cano	None
One Commercial Place, Suite 2000
Norfolk, VA 23510-2103

9.	The number of directors constituting the Initial board of directors of the corporation is one (1) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members or until their successors we elected and shall qualify, are as follows:

NAME	ADDRESS
Greg Michals	1206 Crown Point Drive
Hurricane, West Virginia 25526

10.	The name and address of the appointed person to whom notice or process may be sent is CT CORPORATION SYSTEM, 707 Virginia Street East, Charleston, W. Va. 25301.

ACKNOWLEDGEMENT

I (We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this “Articles of Incorporation.”

In witness whereof, I (we) have accordingly hereunto set my (our) respective hands this 20th day of December , 19 95.

(All Incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED-

/s/ Pamela J. Piscatelli
Pamela J. Piscatelli

State of VIRGINIA

CITY OF NORFOLK

I, Rhonda J. Walsh, a Notary Public, in and for the city and State aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

Pamela J. Piscatelli

Whose name(s) is (are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledgement)

(Seal) SEAL	My commission expires December 31, 1997.

/s/ Notary
(Notary Public)

ARTICLES OF INCORPORATION PREPARED	BY	/s/ Pamela J. Piscatelli, Esq.
Kaufman & Canoels, P.C.
Whose mailing address is		One Commercial Place, Suite 2000
Norfolk, VA 23510-2103

WEST VIRGINIA

ARTICLES OF INCORPORATION

PROFIT AMENDMENT

Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: THE NAME OF THE CORPORATION IS THE GREG MICHALS COMPANY

SECOND: The following Amendment(s) to the Article of Incorporation was adopted by the Board of Directors (Note 1) of the corporation on December 22, 1995, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

“The name of the Corporation shall be “Outback Steakhouse West Virginia, Inc.” The corporation has not yet issued shares.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was                 ; and the number of shares entitled to vote was                                 .

FOURTH: The designation and number of outstanding shares of each shares of each class entitled to vote, as a class, were as follows:

Class	Number of Shares

FOURTH: The designation and number of outstanding shares of each shares of each class entitled to vote, as a class, were as follows:

FIFTH: The number of shares voted for such amendment(s) was             ; and the number of shares voted against such amendment(s) was.

SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) was:

Class	Number of Shares
For Against

SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows:

EIGHTH: The amount of the authorized capital stock of this corporation shall be increased/ decreased from                  shares at the par value of                                  to                          shares at the par value of                             . The total authorized capital stock shall hereafter be $                         .

Dated January 4, 1996.

The Greg Michals Company Corporate Name

By:	/s/ Kevin A. Rowell
Kevin A. Rowell

It’s President

and /s/ Joseph J. Kadow

STATE OF FLORIDA	It’s Secretary
COUNTY OF HILLSBOROUGH

I, GLENIE MARIE BYRD a Notary Public, do hereby certify that on this 4th day of January, 1996, personally appeared before me, Joseph J. Kadow, who being by me first duly sworn, declared that he is the Secretary of The Greg Michals Company That he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Glenie Marie Byrd
(Notary Public)

My commission expires                                                  .

(NOTARIAL SEAL)

NOTES: 1. Change to “board of directors” If no shares have been issued.

STATE OF VIRGINIA

CITY OF Virginia Beach

I, Pamela J. Piscatelli, a Notary Public, do hereby certify that on this 17th day of January, 1996, personally appeared before me Kevin A. Rowell, who, being by me first duly sworn, declared that he is the President of The Greg Michals Company, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/ Pamela J. Piscatelli
(Notary Public)

My commission expires ___________________________________________
Articles of Amendment
Prepared by:	(NOTARIAL SEAL)

Name	Pamela J. Piscatelli
Kaufman & Canoles, P.C.

Address	P.O. Box 3037
Norfolk, VA 23514